UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 101.               Entry into a Material Definitive Agreement.

(a)  On June 4, 2008, BIO-key International, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Michael W. DePasquale, the current Chief Executive Officer of the Company.  Pursuant to the Agreement, Mr. DePasquale shall continue to serve as Chief Executive Officer of the Company until May 25, 2009, or until the employment relationship is terminated or modified in accordance with the terms and conditions of the Agreement.

Under the Agreement, Mr. DePasquale will be paid an annual base salary of $250,000, subject to increases as may be granted by the Company’s Board of Directors.  Mr. DePasquale may also be awarded a discretionary bonus on the basis of the Company achieving certain corporate and strategic performance goals, as the Company’s Board of Directors may determine in its sole discretion.  The Agreement also contains other customary provisions for an agreement of its nature.

A copy of the Agreement is furnished herewith as Exhibit 99.1.

Item 9.01.              Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits

99.1         Employment Agreement, effective as of May 25, 2008, by and between the Company and Michael W. DePasquale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.

Date: June 5, 2008

	By:	/s/ Francis J. Cusick
Francis J. Cusick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement, effective as of May 25, 2008, by and between the Company and Michael W. DePasquale